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                                                                       EXHIBIT C

                                                               EXECUTION VERSION

                                                               August 9, 2006

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Dear Sirs and Mesdames:

            American International Group, Inc., a Delaware corporation (the "SELLING SHAREHOLDER"), proposes to sell to the several Underwriters named in
Schedule I hereto (the "UNDERWRITERS") for whom you are acting as representative (the "REPRESENTATIVE") 13,397,000 common shares, $.01 par value per share (the "FIRM SHARES") of IPC Holdings, Ltd. (the "COMPANY"). The Selling Shareholder also proposes to sell to the several Underwriters not more than an additional 2,000,000 of the Company's common shares, $.01 par value per share (the "ADDITIONAL SHARES"), if and to the extent that you, as the Representative of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The common shares, $.01 par value per share, of the Company generally are hereinafter referred to as the "COMMON STOCK." The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

            1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

            (a) The Company meets the requirements for the use of Form S-3 under the Securities Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 on Form S-3, including a related Basic Prospectus, for registration under the Act of the offering


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      and sale of the Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company will file with the Commission a final prospectus supplement relating to the Shares in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

            (b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Additional Shares are purchased, if such date is not the Closing Date (a "settlement date"), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus or as to the Selling Shareholder Information (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

            (c) The Disclosure Package (as defined in Section 20 hereof) and the price to the public, the number of Firm Shares and the number of Additional Shares to be included on the cover page of the Final Prospectus, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package


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      regarding the Selling Shareholder Information or based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

            (d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, and
      (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a "well-known seasoned issuer" as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) or Rule 457(p) (it being understood such fees are reimbursable by the Selling Shareholder).

            (e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

            (f) The Company has been duly incorporated, is validly existing as an exempted company in good standing under the laws of Bermuda, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries (as defined below), taken as a whole.

            (g) IPCRe Limited (formerly International Property Catastrophe Reinsurance Company, Ltd.), a Bermuda company ("IPCRE"), has been duly incorporated, is validly existing as an exempted company in good standing under the laws of Bermuda, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Final Prospectus and is duly qualified to transact business and is in good standing in each


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      jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; all of the issued shares of capital of IPCRe have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

            (h) IPCRe Europe Limited, an Irish company ("IPCRE EUROPE" and, together with IPCRe, the "DESIGNATED SUBSIDIARIES"), has been duly incorporated, is validly existing as a company in good standing under the laws of Ireland, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; all of the issued shares of capital of IPCRe Europe have been fully paid and non-assessable and are owned directly by IPCRe, free and clear of all liens, encumbrances, equities or claims.

            (i) IPCRe Underwriting Services Limited, a Bermuda company ("IPCUSL" and, together with IPCRe and IPCRe Europe, the "SUBSIDIARIES"), has been duly incorporated, is validly existing as a company in good standing under the laws of Bermuda, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; all of the issued shares of capital of IPCUSL have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

            (j) Except as described in the Disclosure Package and the Final Prospectus, there are no material restrictions, whether direct or indirect, under any provision of applicable law, under the memorandum of association or bye-laws or other organizational document of any subsidiary of the Company, under any agreement or other instrument binding upon the Company or IPCRe or any of their properties, or under any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or IPCRe, on the ability of any subsidiary of the
      Company: (i) to pay any dividends to the Company; (ii) to make any other distribution on such subsidiary's capital stock; (iii) to repay to the Company any loans or advances to such subsidiary from the Company; or (iv) to


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      transfer any of such subsidiary's property or assets to the Company or any other subsidiary of the Company.

            (k) The Company and the Designated Subsidiaries do not own any real property. Each of the Company and IPCRe has good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Disclosure Package and the Final Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and IPCRe; and any real property and buildings held under lease by the Company and IPCRe are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and IPCRe.

            (l) This Agreement has been duly authorized, executed and delivered by the Company.

            (m) Neither the Company nor IPCRe is in violation of its memorandum of association or bye-laws or other organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, lease or other agreement or instrument to which it or either of them is a party or by which it or either of them or their properties may be bound.

            (n) The authorized capital of the Company conforms as to legal matters to the description thereof contained in the Disclosure Package and the Final Prospectus.

            (o) The Shares have been duly authorized and are validly issued, fully paid and non-assessable.

            (p) The form of certificates for the Shares conforms to the requirements of the laws of Bermuda and the Nasdaq Global Select Market; and the Shares have been approved for quotation on the Nasdaq Global Select Market.

            (q) The consolidated financial statements of the Company and its consolidated subsidiaries (together with related notes) included in the Registration Statement, the Disclosure Package and Final Prospectus comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and present fairly the financial position of the Company as at the dates indicated and the results of its operations and the statements of its cash flows for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as disclosed therein; and the supporting schedules included in the Disclosure


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      Package, the Final Prospectus and the Registration Statement present fairly the information required to be stated therein. The consolidated balance sheets of the Company and its subsidiaries as of December 31, 2005, 2004 and 2003 and the related consolidated statements of income and comprehensive income, changes in shareholders' equity and cash flows for the years ended December 31, 2005, 2004 and 2003 have been audited by KPMG. The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Disclosure Package, the Final Prospectus and Registration Statement fairly present, on the basis stated in the Disclosure Package, the Final Prospectus and the Registration Statement, the information included therein. All statutory financial statements of IPCRe where required to be prepared in accordance with the insurance laws of Bermuda and the rules and regulations promulgated thereunder, from which certain ratios and other statistical data contained in the Disclosure Package, the Final Prospectus and the Registration Statement have been derived, have for each relevant period been prepared in conformity in all material respects with the requirements of such insurance laws and such rules and regulations and present fairly the information purported to be shown. Statutory financial statements of IPCRe and IPCRe Europe are not required to be prepared pursuant to the insurance laws of any jurisdiction other than Bermuda and Ireland, respectively.

            (r) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of: (i) applicable law, (ii) the memorandum of association or bye-laws of the Company or either of the Designated Subsidiaries, (iii) any agreement or other instrument binding upon the Company or IPCRe except to the extent such contravention would not have a material adverse effect on (a) the Company and the Subsidiaries, taken as a whole or (b) the Company's ability to consummate the transactions contemplated by this Agreement, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or IPCRe, except to the extent such contravention would not have a material adverse effect on (a) the Company and the Subsidiaries, taken as a whole or (b) the Company's ability to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of obligations under this Agreement, except registrations and filings under the Securities Act (as mentioned in Section 1(a)) and under the Exchange Act, and such as may be required by the securities or Blue Sky or insurance securities laws of the various states in connection with the offer and sale of the Shares, as may be required in such jurisdictions outside the U.S. where the Underwriters choose to market the Shares and such as may be required and have been obtained from the Bermuda Monetary Authority.

            (s) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company


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      and the Subsidiaries, taken as a whole, from that set forth in the
      Disclosure Package and Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). Subsequent to the respective dates as of which information is given in the Disclosure Package, the Final Prospectus and the Registration Statement: (i) neither the Company nor IPCRe has incurred any material loss or interference with its own business operations (excluding losses suffered by cedents covered by reinsurance policies of IPCRe) from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or any other liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries, taken as a whole; and (ii) there has not been any material change in the capital, shareholders' equity, statutory surplus or reserves (including any such change in the loss and loss adjustment expense reserves) of the Company or IPCRe.

            (t) No relationship, direct or indirect, or agreement, arrangement or understanding (including, without limitation, any voting agreement), exists between or among the Company or either of the Designated Subsidiaries and any other party, which is required by the Securities Act to be described in the Disclosure Package, the Final Prospectus or the Registration Statement or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

            (u) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or either of the Designated Subsidiaries is a party or to which any of the properties of the Company or either of the Designated Subsidiaries is subject that are required to be described in the Disclosure Package, the Final Prospectus or the Registration Statement and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Disclosure Package, the Final Prospectus or the Registration Statement or to be filed as exhibits to the Registration Statement that are not described or filed as required.

            (v) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator of competent jurisdiction involving the Company or its Designated Subsidiaries or to the knowledge of the Company, or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the Company's ability to consummate the transactions contemplated by this Agreement or (ii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, except as set forth in or contemplated in the Final Prospectus and the Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

            (w) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant


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      to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

            (x) IPCRe is duly registered by the Bermuda Minister of Finance as a Class 4 insurer under the Bermuda Insurance Act 1978, as amended, and any applicable rules and regulations thereunder. IPCRe is not required to be licensed or admitted as an insurer in, or otherwise to comply with the insurance laws (including laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, "INSURANCE LAWS") of, any jurisdiction other than Bermuda in order to conduct its business as described in the Disclosure Package and the Final Prospectus. IPCRe Europe operates as a reinsurer under the laws of Ireland and is not required to be licensed under such laws. IPCUSL is registered in Bermuda and licensed as an insurance agent.

            (y) The Company and IPCRe possess all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (collectively, "PERMITS") which are necessary to conduct the business now operated by them as described in the Disclosure Package and the Final Prospectus, except where the failure to possess such Permits would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; all of such Permits are in full force and effect, except where the failure to be in full force and effect would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; there is no pending or, to the knowledge of the Company, contemplated or threatened action, suit, proceeding, investigation or event against or involving the Company or IPCRe (and the Company knows of no reasonable basis for any such action, suit, proceeding, investigation or event) that could lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and the Subsidiaries, taken as a whole; neither the Company nor IPCRe has received any notification from any insurance authority, commission or other insurance regulatory body to the effect that any additional Permit from such authority, commission or body is needed to be obtained by the Company or IPCRe or that the Company or IPCRe is not in compliance with any applicable Insurance Laws; and no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of any dividends by the Company or IPCRe or the continuation of the business of the Company or IPCRe as currently conducted.

            (z) Each of the Company and IPCRe has filed all reports, information statements and other documents as required to be filed pursuant to Bermuda law, and has duly paid all taxes (including franchise taxes and similar fees) it is required

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      to have paid under Bermuda law, except where the failure to file such statements or reports or pay such taxes would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and the Subsidiaries, taken as a whole; and each of the Company and IPCRe maintains its books and records in accordance with the Bermuda Insurance Act (as defined below), except where the failure to so maintain its books and records would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and the Subsidiaries, taken as a whole.

            (aa) IPCRe is in compliance with the applicable requirements of the Bermuda Insurance Act 1978, as amended, and any applicable rules and regulations thereunder (collectively, the "BERMUDA INSURANCE ACT"), except where the failure to comply would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; and, subject to the disclosures in the Disclosure Package and the Final Prospectus, each of the Company and IPCRe is in compliance with the insurance laws and regulations of other jurisdictions which are applicable to the Company or IPCRe, as the case may be, except where the failure to comply would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

            (bb) All liability, casualty, directors and officers liability, surety bonds and other similar insurance contracts that insure the business, properties, operations or affairs of the Company and IPCRe or affect or relate to the ownership, use or operations of the Company's or IPCRe's assets or properties are in full force and effect and, to the knowledge of the Company and IPCRe, are with financially sound and reputable insurers and in accordance with normal industry practice.

            (cc) Neither the Underwriters nor any subsequent purchasers of the Shares is subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Shares.

            (dd) Any tax returns required to be filed by the Company or IPCRe in any jurisdiction have been filed, and any material taxes, including any withholding taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest.

            (ee) The Company and IPCRe have received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda as described in the Prospectus under the caption "Bermuda Taxation," and neither the Company nor IPCRe has received any notification to the effect (or is otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

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            (ff) There are no currency exchange control laws or withholding taxes, in each case of Bermuda, that would be applicable to the payment of dividends: (i) on the Shares by the Company (other than to residents of Bermuda for Bermuda exchange control purposes); or (ii) by IPCRe to the Company.

            (gg) Neither the Company nor either of the Designated Subsidiaries has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Securities Act or the applicable rules and regulations of the Commission thereunder, the Company and the Designated Subsidiaries have not distributed and will not distribute, prior to the later to occur of: (i) the Closing Date or the Option Closing Date (as described below); and (ii) completion of the distribution of the Shares, any prospectus or other offering material in connection with the offering and sale of the Shares.

            (hh) KPMG, who certified the financial statements and supporting schedules included in the Registration Statement, Disclosure Package and Final Prospectus, is the independent registered public accounting firm with respect to the Company as required by the Securities Act.

            (ii) The Company and IPCRe maintain "disclosure controls and procedures" (as defined in Rule 13a-15(e) under the Exchange Act) and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in all material respects in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and with statutory accounting principles, as the case may be, and to maintain accountability for assets;
      (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (jj) The Company is not required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (kk) The Company and IPCRe (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are

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      in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

            (ll) Other than the arrangements with the Selling Shareholder described in the Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

            (mm) The Company and IPCRe have not taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in the Company and/or IPCRe being treated as: (i) engaged in a trade or business within the United States for purposes of the Internal Revenue Code of 1986, as amended (the "CODE"); or (ii) a Passive Foreign Investment Company within the meaning of Section 1297 of the Code. The Company, to its knowledge, is not a Passive Foreign Investment Company within the meaning of Section 1297 of the Code.

            (nn) The Shares have previously been approved for quotation on the Nasdaq Global Select Market and the Company is not aware of any reason why the Shares would no longer be so approved due to the sale of the Shares by the Selling Shareholder.

            2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to, and agrees with, each Underwriter that:

            (a) Such Selling Shareholder is the record and beneficial owner of the Shares to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Shares in blank, and has full power and authority to sell its interest in the Shares, and, assuming that each Underwriter acquires its interest in the Shares it has purchased from such Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code ("UCC")), each Underwriter that has purchased such Shares delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Shares credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Shares.

            (b) Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

            (c) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals as have been obtained.

            (d) Neither the sale of the Shares being sold by such Selling Shareholder nor the consummation of any other of the transactions herein contemplated by such Selling Shareholder or the fulfillment of the terms hereof by such Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law, (ii) the charter or by-laws of such Selling Shareholder, (iii) the terms of any indenture or other agreement or instrument to which such Selling Shareholder or any of its subsidiaries is a party or bound, or (iv) any judgment, order or decree applicable to such Selling Shareholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder or any of its subsidiaries, in the case of clauses (i), (iii) or (iv), as would materially impair the ability of the Selling Shareholder to perform its obligations under this Agreement.

            (e) The Selling Shareholder, the Company and the Underwriters acknowledge that the Selling Shareholder Information with respect to the Selling Shareholder constitutes the only information furnished in writing by the Selling Shareholder for inclusion in the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus and any supplements.

            (f) In respect of any statements in or omissions from the Registration Statement, the Final Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with the Selling Shareholder Information furnished in writing to the Company or to the Underwriters by the Selling Shareholder specifically for use in connection with the preparation thereof, Selling Shareholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (b) or (c) of Section 1.

Any certificate signed by any officer of any Selling Shareholder and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

            3. Agreements to Sell and Purchase. (a) The Selling Shareholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholder the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $26.055 a share (the "PURCHASE PRICE").

            (b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholder agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 2,000,0000 Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company and the Seller Shareholder in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in
Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

            (c) The Company hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 60 days after the date of the Final Prospectus: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) file any new registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exerciseable for Common Stock (it being understood that a registration statement is already on file therefor). The foregoing sentence shall not apply to (A) the sale of the Shares hereunder, or (B) the issuance by the Company of shares of Common Stock upon the exercise of an option outstanding under the Company's existing stock option plan, the vesting of any restricted stock unit outstanding under the Company's existing stock incentive plan or the issuance of new options or restricted stock units thereunder or any warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing prior to the date hereof; provided however that the Company shall not be permitted to convert any Series A 7.25% Mandatory Convertible Preferred Shares except with respect to requests to convert such shares by holders thereof.

            4. Terms of Public Offering. The Selling Shareholder and the Company are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Selling Shareholder and the Company are further advised by you that the Shares are to be offered to the public initially at $27.00 a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $0.5670 a share under the Public Offering Price.

            5. Payment and Delivery. (a) Payment for the Firm Shares shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on August 15, 2006 or at such other time on the same or such other date, as the Representative shall designate in their sole discretion in writing. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

            (b) Payment for any Additional Shares shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, as the Representative shall designate in its sole discretion in writing. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

            (c) Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the accounts directed by you, as Representative of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

            6. Conditions to the Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject, in the discretion of the Underwriters, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholder in this Agreement are, at and as of the date of this Agreement and the Closing Date, true and correct, the condition that the Company and the Selling Shareholder shall have performed all of their respective obligations hereunder theretofore to be performed, and to the following conditions:

            (a) The Final Prospectus as amended or supplemented in relation to the Shares shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with
      Section 7(i)(a) hereof; no stop order suspending the effectiveness of the Registration Statement shall have been issued or shall be pending or, to the knowledge of the Company, shall be threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

            (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded to the Company or any of its Designated Subsidiaries or any of their securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                  (ii) there shall not have occurred any change, or any
            development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Disclosure Package and the Final Prospectus.

            (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a) and 6(b) above and to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date; and (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

            (d) The Underwriters shall have received on the Closing Date a certificate, signed by an executive officer of the Selling Shareholder, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus, any Issuer Free Writing Prospectus and any supplements or amendments thereto and this Agreement, and that the representations and warranties of the Selling Shareholder contained in Section 2 of this Agreement are true and correct as of the Closing Date.

            (e) The Underwriters shall have received on the Closing Date an opinion (which opinion may be rendered in reliance upon the appropriate opinions of Conyers Dill & Pearman as to Bermuda law) of Sullivan & Cromwell LLP, U.S. counsel to the Company, dated the Closing Date, to the effect that:

                  (i) this Agreement has been duly authorized, executed and
            delivered by the Company

                  (ii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not violate any provision of (A) United States Federal or New York law (provided, however, that such counsel need express no opinion with respect to United States Federal or state securities laws, antifraud laws and fraudulent transfer laws), (B) to such counsel's knowledge, any agreement or other instrument binding upon the Company or IPCRe that is material to the Company and the Subsidiaries, taken as a whole, or (C) to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or IPCRe; and no consent, approval, authorization or order of, or qualification with, any United States Federal or New York governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the Securities Act, the Exchange Act and the securities or Blue Sky or insurance securities laws of New York;

                  (iii) the Registration Statement has become effective under the Securities Act; any required filing of the Basic Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued, no proceedings for that purpose have been instituted or threatened;

                  (iv) to such counsel's knowledge, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or IPCRe is a party or to which any of the properties of the

            Company or IPCRe is subject that are required to be described in the Disclosure Package, the Final Prospectus or the Registration Statement and are not so described or of contracts or other documents that are required to be described in the Disclosure Package, the Final Prospectus or the Registration Statement or to be filed as exhibits to the Registration Statement that are not described or filed or incorporated by reference as required;

                  (v) to such counsel's knowledge, neither the Company nor IPCRe has received any notification from any insurance authority, commission or other insurance regulatory body to the effect that any license from such authority, commission or body is needed to be obtained by the Company or IPCRe or that the Company or IPCRe is not in compliance with any applicable Insurance Laws;

                  (vi) the discussion of United States tax matters set forth under the headings "U.S. Federal Tax Considerations" and "Certain United States Federal Tax Considerations for Holders of Common Shares" in the Disclosure Package and Final Prospectus together fairly and accurately reflects such counsel's opinion as to such tax laws (subject to the qualifications and assumptions set forth in such discussion);

                  (vii) under the laws of the State of New York relating to
            submission to jurisdiction, the Company has validly submitted to the non-exclusive jurisdiction of any United States Federal or state court in the Borough of Manhattan, the City of New York, State of New York (a "NEW YORK COURT"), has validly waived any objection to the venue of a proceeding in any such New York Court and has validly appointed CT Corporation System, as its authorized agent, for the purpose and to the extent described in Section 12 of this Agreement and assuming: (A) the validity of such actions under Bermuda law; and (B) the due authorization, execution and delivery of this Agreement by or on behalf of the Underwriters; and (C) that the Registration Statement and the Final Prospectus do not contain any material misstatements or omissions;

                  (viii) the Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                  (ix) such counsel: (A) is of the opinion that the Registration
            Statement and Final Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) on each Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
            (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Final Prospectus as of the date hereof and as of the Closing Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (D) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Disclosure Package as of the date of the Execution Time contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (x) the statements in the Disclosure Package and the Final
            Prospectus under the caption "Certain Relationships And Related Transactions" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and the statements in the Disclosure Package and Final Prospectus under the captions "Plan of Distribution" and "Underwriting" insofar as such statements constitute a summary of this Agreement fairly present the information called for with respect to such document and fairly summarize the documents referred to therein.

                  (xi) the documents incorporated by reference in the Disclosure
            Package and the Final Prospectus pursuant to Item 12 of Form S-3 under the Securities Act (other than the financial statements, supporting schedules and other financial information included or incorporated by reference therein, as to which no opinion need to be rendered), at the time they were filed (or at the time they were amended, if applicable) with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; and

                  (xii) the sale of the Shares, the execution, delivery and
            performance of this Agreement and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, the Amended and Restated Administrative Services

            Agreement, the Investment Management Agreement, the Investment Sub-Advisory Agreement and the Custodial Agreement, all as described in the Prospectus.

            (f) The Underwriters shall have received on the Closing Date an opinion (which opinion may be rendered in reliance on the appropriate opinions of Sullivan & Cromwell LLP as to New York law) of Conyers Dill & Pearman, special Bermuda counsel to the Company, dated the Closing Date, to the effect that:

                  (i) each of the Company, IPCRe and IPCUSL has been duly
            incorporated and is validly existing under the laws of Bermuda in good standing (meaning solely that each company has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda);

                  (ii) the Company has the necessary corporate power and
            authority to execute, deliver and perform its obligations under this Agreement and the necessary corporate power to own its property and conduct its business as described under the caption "Business" in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2005. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda;

                  (iii) each of the Company, IPCRe and IPCUSL has obtained all necessary licenses, authorizations and permits from any government or public body or authority of Bermuda or any sub-division thereof to conduct its business as described under the caption "Business" in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2005;

                  (iv) each of IPCRe and IPCUSL has the necessary corporate
            power to own its property and conduct its business as described under the caption "Business" in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2005;

                  (v) the Company has taken all corporate action required to authorize its execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof;

                  (vi) the authorized capital of the Company conforms, as to matters of Bermuda law, to the description thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus in all material respects;

                  (vii) based solely upon a review of a copy of the register of members of the Company certified by the Secretary of the Company on August 15, 2006, the issued share capital of the Company (including the Shares to be sold by the Selling Shareholder) consists of 63,610,492 common shares, each of which is validly issued, fully paid and non-assessable. The issuance of the Shares by the Company to the Selling Shareholder has been validly authorized by the Company;

                  (viii) based solely upon a review of a copy of the register of members of IPCRe certified by the Secretary of IPCRe on August 15, 2006, the issued share capital (including the Shares to be sold by the Selling Shareholder) of IPCRe consists of 1,250 common shares, par value $200 per share, registered in the name of the Company, each of which is validly issued, fully paid and non-assessable;

                  (ix) based solely upon a review of a copy of the register of members of IPCUSL certified by the Secretary of IPCUSL on August 15, 2006, the issued share capital of IPCUSL consists of 12,000 common shares, par value $1.00 per share, registered in the name of the Company, each of which is validly issued, fully paid and non-assessable;

                  (x) no order, consent, approval, license, authorization or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorize or is required in connection with the execution, delivery, performance and enforcement of this Agreement, except such as have been duly obtained or filed in accordance with Bermuda law;

                  (xi) it is not necessary or desirable to ensure the
            enforceability in Bermuda of this Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that this Agreement creates a charge over assets of the Company or IPCRe, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with
            Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $515 will be payable in respect of the registration. While there is no exhaustive definition of a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation). As this Agreement is governed by New York law, the question of whether it creates such an interest in property would be determined under New York law;

                  (xii) based solely upon a review of a copy of its certificate of registration issued pursuant to the Bermuda Insurance Act, IPCRe is duly registered in Bermuda as a class 4 insurer in accordance with the provisions of the Insurance Act;

                  (xiii) the statements in the Disclosure Package and the Final
            Prospectus under the captions "Dividends", "Description of Common Shares and Preferred Shares We May Offer", "Bermuda Taxation" and "Enforceability of Civil Liabilities Under The United States Federal Securities Laws", "Risk Factors", "Certain United States Federal Tax Considerations for Holders of Common Shares" and in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2005 under the caption "Bermuda - The Insurance Act of 1978, as amended, and Related Regulations (the "INSURANCE ACT")" insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are correct in all material respects;

                  (xiv) there is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to this Agreement. This Agreement will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of this Agreement other than as stated in paragraph (xiii) hereof;

                  (xv) the Company and IPCRe have each received from the Bermuda
            Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 as described in the Disclosure Package and the Final Prospectus under the caption "Bermuda Taxation";

                  (xvi) there is no income or other tax of Bermuda imposed by withholding or otherwise on any dividend or distribution to be made
            (i) by the Company to the holders of the Shares; or (ii) by IPCRe or IPCUSL to the Company. The Company has been designated as non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, is free to acquire, hold and sell foreign currency and securities without restriction;

                  (xvii) the choice of New York law as the governing law of this
            Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in this Agreement to the non-exclusive jurisdiction of any New York Court is valid and binding upon the Company;

                  (xviii) the courts of Bermuda would recognize as a valid
            judgment, a final and conclusive judgment in personam obtained in a New York Court against the Company based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda,
            (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda,
            (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and
            (f) there is due compliance with the correct procedures under the laws of Bermuda;

                  (xix) based solely upon a search of the Cause Book of the
            Supreme Court of Bermuda conducted at approximately 9:30 am on August 15, 2006 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Company, nor any legal or governmental proceedings pending in Bermuda to which the Company is subject; and

                  (xx) based solely on a search of the Register of Charges
            maintained by the Registrar of Companies pursuant to Section 55 of the Companies Act 1981 conducted at approximately 9:30 am on August 15, 2006 (which would not reveal details of matters which have been lodged for registration but not actually registered at the time of our search), there are no charges registered on the assets of the Company and four charges registered on the assets of the IPCRe.

            (g) The Underwriters shall have received on the Closing Date an opinion of Wachtell, Lipton, Rosen & Katz, special counsel to the Selling Shareholder, to the effect that:

                  (i) this Agreement has been duly authorized, executed and
            delivered by the Selling Shareholder; and

                  (ii) to such Counsel's knowledge, each Underwriter that has purchased such Shares delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Shares credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Shares. For the purposes of this opinion, such counsel may assume that when such payment, delivery and crediting occur, (A) the Underwriters do not have notice of any adverse claim to the Shares or any financial asset relating to the Shares or any shares of Common Stock that are part of the securities entitlement of the Underwriters, (B) such Shares will have been registered in the name of Cede & Co. or another nominee designated by The Depository Trust Company, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (C) The Depository Trust Company will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC, (D) appropriate entries to the accounts of the several Underwriters on the records of The Depository Trust Company will have been made pursuant to the UCC and (E) the "securities intermediary's jurisdiction" (as defined in Section 8-110 of the UCC) of each securities intermediary that acts as a clearing corporation or maintains securities accounts with respect to the transfer of the Shares to the Underwriters is the State of New York.

      In rendering their opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Selling Shareholder and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Selling Shareholder.

      In rendering their opinion, such counsel may state that they express no opinion other than as to the corporate laws of the State of New York and the federal securities laws of the United States.

            (h) The Underwriters shall have received on the Closing Date an opinion of Kathleen Shannon, Senior Vice President - Secretary and Deputy General Counsel of the Selling Shareholder covering the following:

                  (i) The Selling Shareholder has the legal right and authority to sell, transfer and deliver in the manner provided in this Agreement the Shares being sold by the Selling Shareholder hereunder; and

                  (ii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Shareholder of the transactions contemplated herein, except such as may have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals (specified in such opinion) as have been obtained.

            (i) The Underwriters shall have received on the Closing Date an opinion (which opinion may be rendered in reliance upon the appropriate opinions of Conyers Dill & Pearman as to Bermuda law) of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(e)(ix) and 6(e)(x) (but only as to the statements in the Disclosure Package and the Final Prospectus under "Underwriting" insofar as such statement set forth the information required to be stated therein) above.

            With respect to Section 6(e)(ix) above, Sullivan & Cromwell LLP and Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement, Disclosure Package and Final Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

            The opinions of Sullivan & Cromwell LLP and Conyers Dill & Pearman described in Sections 6(e) and 6(f) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

            (j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Disclosure Package, the Final Prospectus and the Registration Statement; provided, that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

            (k) The "lock-up" agreements between you and certain officers and directors of the Company, each substantially in the form of Exhibit A-1 hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

            The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and the Designated Subsidiaries, the due authorization and issuance of the Additional Shares and other matters related to the sale of the Additional Shares.

            7. Covenants of the Company and the Selling Shareholder. In further consideration of the agreements of the Underwriters herein contained:

            (i) The Company agrees with the several Underwriters that:

            (a) Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative
      (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective,
      (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

            (b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

            (c) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representative of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this
      Section 7, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

            (d) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

            (e) The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request.

            (f) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

            (g) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule
      405) required to be filed by the Company with the Commission or retained by the Company under Rule 433. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

            (h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

            (ii) The Selling Shareholder agrees with the several Underwriters that:

            (a) The Selling Shareholder agrees to pay the costs and expenses relating to the following matters: (i) the SEC filing fees and the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus and the Final Prospectus and any Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus and the Final Prospectus and any Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with the NASD, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) all of the Company's roadshow expenses, including the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Shareholder; and (ix) all other costs and expenses incident to the performance by the Company and the Selling Shareholder of their obligations hereunder.

            (b) The Selling Shareholder will not, during the period commencing on the date hereof and ending 60 days after the date of the Final Prospectus, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Shareholder or any affiliate of the Selling Shareholder or any person in privity with the Selling Shareholder or any affiliate of the Selling Shareholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction other than shares of Common Stock disposed of as bona fide gifts approved by Citigroup Global Markets Inc. Notwithstanding the foregoing, if (x) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

            (c) The Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

            (d) The Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement, the Final Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Shareholder.

            (e) Such Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Shares.

            8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or in the Basic Prospectus, the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Selling Shareholder Information or information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

            (b) The Selling Shareholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Shareholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to the Selling Shareholder Information and except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon any information provided by the Company or information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which any Selling Shareholder may otherwise have.

            (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Shareholder, to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the documents referred to in the foregoing indemnity. The Company and the Selling Shareholder acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Shares and, under the heading "Underwriting", (ii) the list of Underwriters and their respective participation in the sale of the Shares, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

            (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel; or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Citigroup Global Markets Inc. in the case of parties indemnified pursuant to Sections 8(a) and 8(b) and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (e) Subject to Section 8(h), to the extent the indemnification provided for in Section 8(a), 8(b) or 8(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities: (i) in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party or parties or their affiliates on the one hand and the indemnified party or parties on the other hand from the offering of the Shares; or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of such indemnifying party or parties on the one hand and of indemnified party or parties or their affiliates on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and it affiliates and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Final Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and its affiliates on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

            (f) The Company, the Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this
      Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            (g) The indemnity and contribution provisions contained in this
      Section 7 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Selling Shareholder or the Company, its officers or directors or any person controlling the Company or the Selling Shareholder; and (iii) acceptance of and payment for any of the Shares.

            (h) The liability of the Selling Shareholder under the Selling Shareholder's representations and warranties contained in Section 2 hereof and under the indemnity and contribution agreements contained in this
      Section 8 shall be limited to an amount equal to the initial public offering price of the Shares sold by the Selling Shareholder to the Underwriters. The Company and the Selling Shareholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

            9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market System, the Nasdaq Global Select Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or in Bermuda by Bermuda authorities, or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse; and in the case of any of the events specified 10(a)(i) through 10(a)(v), singly or together with any other event, makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale, or delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package and the Final Prospectus.

            10. Effectiveness; Defaulting Underwriters. (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

            (b) If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-twelfth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-twelfth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Selling Shareholder and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Selling Shareholder or the Company. In any such case either you, the Selling Shareholder or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Final Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-twelfth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non- defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            (c) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Selling Shareholder or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Selling Shareholder or the Company shall be unable to perform its obligations under this Agreement (other than pursuant to the foregoing paragraphs of this Section 10), the Company and the Selling Shareholder will be jointly liable to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

            11. Submission to Jurisdiction; Appointment of Agent for Service. In further consideration of the agreement of the Underwriters herein contained, the Company irrevocably agrees and covenants that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls such Underwriter within the meaning of either Section 15 of the Securities Act of Section 20 of the Exchange Act (a "CONTROL PERSON") arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, irrevocably waives any objection based on the absence of a necessary or indispensable party in any such proceeding and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of this Agreement or the transactions contemplated hereby which is instituted in any New York Court, or in any Bermuda court. To the extent permitted by law, Company hereby waives any objection to the enforcement by any competent foreign court of any judgment validly obtained in any such proceeding. The Company designates and appoints CT Corporation System in The City of New York at 111 Eighth Avenue, New York, NY 10011, as its respective authorized agent (the "AUTHORIZED AGENT") upon which process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any Control Person, expressly consents to the non-exclusive jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointments shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Company's Authorized Agent and written notice of such service of process to it shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action based on this Agreement or the transactions contemplated hereby may be instituted by any Underwriter or any Control Person in any competent foreign court.

            12. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in currency (the "JUDGMENT CURRENCY") other than United States dollars, the party against whom such judgment or order has been given or made (the "INDEMNITOR") will indemnify each party in whose favor such judgment or order has been given or made (the "INDEMNITEE") against any loss incurred by such Indemnitee as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Indemnitee is able to purchase United States dollars with the amount of the judgment currency actually received by such Indemnitee. The foregoing indemnity shall constitute a separate and independent obligation of the Company, the Selling Shareholder, and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any reasonable premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

            13. No Fiduciary Duty. The Company and the Selling Shareholder acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, or the Selling Shareholder or any other person, (ii) the Underwriters owe the Company and the Selling Shareholder only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Shareholder. The Company and the Selling Shareholder waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

            14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

            16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

            17. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel; and to the Global Capital Markets Syndicate Desk or, if sent to the Company, will be mailed, delivered or telefaxed to 441-292-8085 and confirmed to it at 441-298-5100 , Attention: Corporate Secretary; or if sent to the Selling Shareholder will be mailed, delivered or telefaxed to American International Group, Inc., Attention: Corporate Secretary, 70 Pine Street, New York, New York 10270 (fax no.: (212) 785-1584).

            18. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

            19. Waiver of Jury Trial. The Company and the Selling Shareholder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

            20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

            "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Basic Prospectus" shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

            "Commission" shall mean the Securities and Exchange Commission.

            "Disclosure Package" shall mean (i) the Basic Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time and
      (iii) any Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

            "Effective Date" shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

            "Final Prospectus" shall mean the prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

            "Free Writing Prospectus" shall mean a free writing prospectus, as defined in Rule 405.

            "Issuer Free Writing Prospectus" shall mean an issuer free writing prospectus, as defined in Rule 433.

            "Preliminary Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Basic Prospectus.

            "Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

            "Rule 158", "Rule 163", "Rule 164", "Rule 172", "Rule 405", "Rule
      415", "Rule 424", "Rule 430B" and "Rule 433" refer to such rules under the Act.

            "Selling Shareholder Information" means the second sentence in the first paragraph under "IPC Holdings, Ltd. - Relationship with AIG" and the table under "Secondary Sale by AIG" in the Preliminary Prospectus and the last half of the first sentence in "IPC Holdings - Relationship with AIG" and the table in "Plan of Distribution - Secondary Sales by AIG" in the Basic Prospectus.

            "Well-Known Seasoned Issuer" shall mean a well-known seasoned issuer, as defined in Rule 405.

                                  Very truly yours,

                                  IPC HOLDINGS, LTD.


                                  By:  /s/ James Bryce
                                       -----------------------------------------
                                       Name:     James Bryce
                                       Title:    President and CEO


                                  AMERICAN INTERNATIONAL GROUP, INC.


                                  By:  /s/Brian Schreiber
                                       -----------------------------------------
                                       Name:     Brian Schreiber
                                       Title:    Senior Vice President-Strategic
                                                 Planning



Accepted as of the date hereof:



By:  CITIGROUP GLOBAL MARKETS INC.


     By:  /s/ Gautam Chawla
          -------------------------------
          Name:     Gautam Chawla
          Title:    Director

                                                                      SCHEDULE I

                                                                    NUMBER OF
                                                                   FIRM SHARES
                     UNDERWRITERS                                TO BE PURCHASED
                     ------------                                ---------------
Citigroup Global Markets Inc...........................             5,358,800
Morgan Stanley & Co. Incorporated......................             2,679,400
Keefe, Bruyette & Woods, Inc. .........................             1,339,700
HSBC Securities (USA) Inc. ............................             1,004,775
Wachovia Capital Markets, LLC..........................             1,004,775
Dowling & Partners Securities, LLC.....................               669,850
Ferris, Baker Watts, Inc...............................               669,850
Fox-Pitt, Kelton Incorporated  ........................               669,850
                  Total................................            13,397,000
                                                                   ==========

                                                                     EXHIBIT A-1


                       [FORM OF OFFICER/DIRECTOR LOCK-UP]


                                                   [Date]


Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Dear Sirs and Mesdames:

            The undersigned understands that the Representative proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with American International Group, Inc., a Delaware corporation (the "SELLING SHAREHOLDER") and IPC Holdings, Ltd., a Bermuda company (the "COMPANY") providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, (the "UNDERWRITERS"), of the Selling Shareholder's 13,397,000 shares (the "SHARES") of the Common Shares, $.01 par value per share, of the Company (the "COMMON Stock").

            To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause
(1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Final Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

            The undersigned understands that the Company, the Selling Shareholder and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

            Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                     Very truly yours,



                                     -------------------------------------------
                                     (Name)

                                     -------------------------------------------
                                     (Address)


                                     A-3-2